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                                                                    EXHIBIT 99.1

                        NATIONAL GOLF PROPERTIES, INC.
                ANNUAL MEETING OF STOCKHOLDERS -- JULY 25, 1996
              PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned stockholder of NATIONAL GOLF PROPERTIES, INC., a Maryland corporation ("NGP"), revoking all prior proxies, does hereby nominate, constitute and appoint Richard C. Price and Edward R. Sause, or either of them, the true and lawful proxies, agents and attorneys-in-fact of the undersigned, with full power of substitution to vote all shares of common stock of NGP, standing in the name of the undersigned on NGP's books at the close of business on April 30, 1996, at the Annual Meeting of Stockholders to be held at the Museum of Flying, 2772 Donald Douglas Loop North, Santa Monica, California on July 25, 1996 at 9:00 a.m. local time (or at any adjournments or postponements thereof) (the "Annual Meeting"), with all the powers which would be possessed by the undersigned if personally present, upon the following proposals described in the accompanying Joint Proxy Statement--Prospectus dated June 21, 1996 (the "Joint Proxy Statement--Prospectus").



                  (Continued and to be signed on other side)
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                                               Please mark
                                               your votes
                                               as in this   [X]
                                               example


THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE STOCK ISSUANCE CONTEMPLATED BY PROPOSAL 1 BELOW AND "FOR" THE ELECTION OF THE NAMED NOMINEES.

1. Proposal to approve the issuance of up to 2,128,000 shares of NGP Common Stock as partial consideration for NGP's purchase of 20 golf course properties and related assets owned by Golf Enterprises, Inc. ("GEI") pursuant to an Asset Purchase Agreement and Agreement and Plan of Merger dated as of February 2, 1996, as amended ("The Acquisition Agreement") among NGP, GEI Acquisition Corporation and GEI.

        FOR         AGAINST        ABSTAIN
        [_]          [_]            [_]

2. Election of Directors To vote for all of the following nominees: John C. Cushman III, Charles S. Paul, Edward R. Sause.

  For all nominees except: _______________

       FOR          WITHHOLD
       [_]            [_]

3. In their discretion, to vote on any other matter that may properly come before the Annual Meeting and at any adjournments or postponements thereof.

 PLEASE FILL IN, DATE, SIGN AND MAIL THIS PROXY
 CARD IN THE ENCLOSED ENVELOPE AS SOON AS
 POSSIBLE TO ENSURE RECEIPT PRIOR TO THE ANNUAL
 MEETING. THE ENCLOSED ENVELOPE REQUIRES NO
 POSTAGE IF MAILED IN THE UNITED STATES.

IF NO CONTRARY INSTRUCTION IS INDICATED ABOVE, THIS PROXY WILL BE VOTED FOR APPROVAL OF THE STOCK ISSUANCE CONTEMPLATED BY THE ACQUISITION AGREEMENT AND FOR ELECTION OF THE NAMED NOMINEES.

The undersigned hereby acknowledges receipt of the accompanying Notice of An-nual Meeting of Stockholders dated June 26, 1996 and the Joint Proxy State-ment--Prospectus.

I PLAN TO ATTEND THE ANNUAL MEETING.  [_]

Signature(s) ____________________________   Date _______________________ , 1996

Note: Please sign name exactly as your name (or names) appears printed in the space above. When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one trustee, all should sign. All joint owners must sign.